Exhibit 99.1

Jefferson Capital Reports First Quarter 2026 Results

Record Quarterly Collections Grow 19% to $309.9 Million

Estimated Remaining Collections (“ERC”) up 18% to $3.4 Billion

Pre-tax Income of $51.1 Million with Net Income of $37.6 Million and EPS of $0.61

Adjusted Pre-tax Income of $58.4 Million with Adjusted Net Income of $44.9 Million and Adjusted EPS of $0.73

Board of Directors Declares Quarterly Cash Dividend of $0.24 per Share

MINNEAPOLIS, May 14, 2026 /GLOBE NEWSWIRE/ -- Jefferson Capital, Inc. (“Jefferson Capital”), a leading analytically driven purchaser and manager of charged-off, insolvency and active consumer accounts, today announced its first quarter 2026 financial results.

“Jefferson Capital delivered excellent performance for the quarter with record collections and record revenue,” said David Burton, Chairman and Chief Executive Officer. “The strength of our business model with a differentiated investment strategy, disciplined underwriting and best-in-class efficiency positions us well to drive shareholder value now and in the future.”

“The investment environment remains favorable: consumer credit is at near record levels across all asset classes with elevated delinquencies and charge-offs, which create a long runway for portfolio supply. At the same time, the unemployment rate remains low which supports collection performance on our existing book and allows us to confidently deploy capital. We have never been better positioned to take advantage of the opportunities ahead with low leverage and ample capital resources.”

First Quarter 2026 Highlights (vs. First Quarter 2025)

●	Record collections grew 19% to $309.9 million
●	ERC rose 18% to $3.4 billion
●	Record revenue up 14% to $176.4 million
●	Sector-leading Cash Efficiency Ratio of 73.0%
●	Leverage ratio* improved to 1.79x as compared to 2.17x
●	Pre-tax Income of $51.1 million with Net Income of $37.6 million and EPS of $0.61
●	Adjusted Pre-tax Income* of $58.4 million
●	with Adjusted Net Income* of $44.9 million and Adjusted EPS of $0.73

Collections

The following table summarizes total collections by geographic area:

	Three Months Ended
	March 31,		Increase	%
(in Millions)	2026	2025	(Decrease)	Change
United States	$250.6	$214.3	$36.3	16.9%
Canada	32.2	25.8	6.4	24.8%
United Kingdom	10.8	10.2	0.6	5.9%
Latin America	16.3	10.6	5.7	53.8%
Total Collections	$309.9	$260.9	$49.0	18.8%

●	Collections from purchased receivables increased 18.8% or $49.0 million to $309.9 million during the first quarter of 2026 versus $260.9 million during the same quarter in 2025

●	Collections in the United States included $54.5 million from the Bluestem portfolio purchase which closed in the fourth quarter of 2025

Estimated Remaining Collections

The following table summarizes total ERC by geographic area:

	March 31,		Increase	%
(in Millions)	2026	2025	(Decrease)	Change
United States	$2,460.1	$2,155.2	$304.9	14.1%
Canada	408.3	317.8	90.5	28.5%
United Kingdom	198.0	146.4	51.6	35.3%
Latin America	289.4	218.5	70.9	32.4%
Total	$3,355.8	$2,837.9	$517.9	18.2%

●	ERC in the United States included $237.7 million from the Bluestem portfolio purchase which closed in the fourth quarter 2025

Deployments

The following table summarizes the total deployments by geographic area:

	Three Months Ended
	March 31,		Increase	%
(in Millions)	2026	2025	(Decrease)	Change
United States	$88.0	$119.5	$(31.5)	(26.4)%
Canada	33.7	52.0	(18.3)	(35.2)%
United Kingdom	9.5	1.9	7.6	399.2%
Latin America	18.5	1.8	16.7	929.6%
Total Purchases	$149.7	$175.2	$(25.5)	(14.6)%

●	The Company invested $149.7 million during the quarter to acquire receivable portfolios, down 14.6% compared to $175.2 million in the first quarter 2025
●	As of March 31, 2026, the Company had $353.2 million in committed forward flows

Revenues

●	Total revenues increased $21.5 million for the quarter, or 13.9%, to $176.4 million compared to $154.9 million for the first quarter 2025. The growth was primarily the result of strong deployments in prior periods

Operating Expenses

●	Total operating expenses increased $30.5 million, or 46.8% to $95.6 million compared to $65.1 million for the first quarter 2025. The increase was primarily due to a $22.8 million rise in servicing expenses driven by increased collections, including $8.0 million in higher court costs from increased legal channel volume, and $7.4 million related to the Bluestem portfolio purchase and collection growth as well as $8.5 million in non-cash stock-based compensation expense

●	For the first quarter 2026, the Company recognized portfolio revenue of $15.3 million and net operating income of $7.9 million related to the Bluestem portfolio purchase

Leverage Ratio, Liquidity and Capital Resources

●	Leverage ratio* improved to 1.79x at March 31, 2026 compared to 2.17x at March 31, 2025 as a result of strong growth in portfolio cashflow
●	On April 22, 2026 Jefferson Capital completed an upsize of its Revolving Credit Facility (“RCF”) increasing aggregate commitments to $1.15 billion.
●	At March 31, 2026, the Company had $254 million drawn under the RCF
●	The $300 million 2026 maturity was pre-funded with a $500 million unsecured debt offering in May 2025, which paid down the RCF. The Company has segregated $300 million of RCF capacity to repay the $300 million maturity

Dividend

The Board of Directors declared a quarterly cash dividend of $0.24 per share on its outstanding common stock, payable on June 4, 2026, to shareholders of record as of the close of business on May 26, 2026.

Recent Developments

On April 22, 2026, the Company entered into an amendment to its Credit Agreement dated May 21, 2021 (“The Amendment”). The Amendment increased the aggregate revolving credit commitments under the Credit Agreement by $150 million bringing the total to $1.150 billion. In addition, the Amendment increased the maximum cap on the aggregate amount to which the revolving credit commitments may be increased in the future pursuant to the incremental provisions of the Credit Agreement to $1.425 billion, allowing for future increases of up to an aggregate of $275 million. Except as described above, the Amendment did not include any other material changes.

*Leverage Ratio, Adjusted Pre-Tax Income, Adjusted Net Income and Adjusted EPS are non-GAAP financial measures. For a reconciliation of historical Leverage, Adjusted Pre-Tax Income and Adjusted Net Income, to the most directly comparable U.S. GAAP financial measures, please refer to the “Non-GAAP Financial Measures” section of this press-release.

Webcast

A webcast to discuss the Company’s first quarter 2026 financial results is scheduled for today, May 14, 2026 at 5:00 p.m. ET. The live webcast and archived replay can be accessed in the investor relations section of the Company's website at https://investors.jcap.com/news-events/events.

Use of Non-GAAP Financial Measures

This press release contains references to non-GAAP financial measures, including Leverage, Adjusted Pre-Tax Income, Adjusted Net Income, and Adjusted EPS, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP). These non-GAAP measures are used by management as a supplemental measure, have certain limitations, and should not be construed as alternatives to financial measures determined in accordance with GAAP. Our management believes Leverage, Adjusted Pre-Tax Income, Adjusted Net Income and Adjusted EPS help us provide enhanced period-to-period comparability of operations and financial performance and are useful to investors as other companies in our industry report similar financial measures. The non-GAAP measures as defined by us may not be comparable to similar non-GAAP financial measures presented by other companies, which could limit such measures’ usefulness as comparative measures. Our presentation of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that our future results will be unaffected by other unusual or non-recurring items. Detailed reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables following this release.

About Jefferson Capital, Inc.

Founded in 2002, Jefferson Capital is an analytically driven purchaser and manager of charged-off, insolvency and active consumer accounts with operations in the United States, Canada, the United Kingdom and Latin America. It purchases and services both secured and unsecured assets, and its growing client base includes Fortune 500 creditors, banks, fintech origination platforms, telecommunications providers, credit card issuers and auto finance companies. Jefferson Capital is headquartered in Minneapolis, Minnesota with additional offices and operations located in Sartell,

Minnesota, Denver, Colorado and San Antonio, Texas (United States); Basingstoke, England; London, England and Paisley, Scotland (United Kingdom); London, Ontario and Toronto, Ontario (Canada); as well as Bogota (Colombia).

Contacts:

Investor Relations

IR@jcap.com

Media Relations

Doug.Donsky@icrinc.com

Disclosure Regarding Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and in the U.S. Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements concerning our anticipated financial performance, execution of our business strategies and strength of our business model, the favorability of the investment environment, and our ability to continue paying quarterly cash dividends. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: a deterioration in the economic or inflationary environment in the United States, Canada, the United Kingdom or Latin America, including the interest rate environment; our ability to replace our portfolios of nonperforming loans with additional portfolios sufficient to operate efficiently and profitably; our ability to collect sufficient amounts on our nonperforming loans to fund our operations; the possibility that third parties we rely on to conduct collection and other activities fail to perform their services; the possibility that we could recognize significant decreases in our estimate of future recoveries on nonperforming loans; changes in, or interpretations of, federal, state, local, or international laws, including bankruptcy and collection laws, or changes in the administrative practices of various bankruptcy courts, which could negatively impact our business or our ability to collect on nonperforming loans; goodwill impairment charges that could negatively impact our net income and stockholders’ equity; our ability to comply with existing and new regulations of the collection industry, the failure of which could result in penalties, fines, litigation, damage to our reputation, or the suspension or termination of or required modification to our ability to conduct our business; adverse outcomes in pending or future litigation or administrative proceedings; the possibility that class action suits and other litigation could divert management’s attention and increase our expenses; investigations, reviews, or enforcement actions by governmental authorities, including the Consumer Financial Protection Bureau, which could result in changes to our business practices, negatively impact our deployment volume, make collection of account balances more difficult, or expose us to the risk of fines, penalties, restitution payments, and litigation; the possibility that compliance with complex and evolving international and United States laws and regulations that apply to our international operations could increase our cost of doing business in international jurisdictions; our ability to comply with data privacy regulations such as the General Data Protection Regulation; our ability to retain, expand, renegotiate or replace our credit facility and our ability to comply with the covenants under our financing arrangements; our ability to refinance our indebtedness; our ability to service our outstanding indebtedness; changes in interest or exchange rates, which could reduce our net income, and the possibility that future hedging strategies may not be successful; and the possibility that we could incur business or technology disruptions or cybersecurity incidents. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC, and our other filings with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

FINANCIAL TABLES FOLLOW

Jefferson Capital, Inc.

Combined and Condensed Consolidated Balance Sheets

(Unaudited, Amounts in Thousands)

	As of March 31,	As of December 31,
	2026	2025
Assets
Cash and cash equivalents	$26,249	$23,231
Restricted cash	19,359	24,320
Accounts receivable	15,108	12,245
Other assets	13,915	16,273
Investments in receivables, net	1,929,069	1,928,742
Credit card receivables (net of allowance for	15,130	16,312
credit losses of $1,663 and $1,784)
Property, plant and equipment, net	1,490	1,695
Other intangible assets, net	5,870	6,541
Goodwill	57,915	58,014
Total Assets	$2,084,105	$2,087,373

Liabilities
Accounts payable and accrued expenses	$89,899	$95,208
Other liabilities	3,891	4,179
Current tax liabilities	933	855
Deferred tax liabilities	113,186	101,957
Notes payable, net	1,433,321	1,409,039
Total Liabilities	$1,641,230	$1,611,238

Stockholders' Equity
Common Stock par value $0.0001 per share; 330,000,000 shares authorized as of March 31, 2026 and December 31, 2025 and 55,371,991 and 58,298,923 shares issued and outstanding as of March 31, 2026 and December 31, 2025	$6	$6
Additional paid-in capital	(41,024)	(49,549)
Retained earnings	486,548	522,632
Accumulated other comprehensive income (loss)	(2,655)	3,046
Total stockholders' equity	$442,875	$476,135
Total Liabilities and Stockholders' Equity	$2,084,105	$2,087,373

Jefferson Capital, Inc.

Combined and Condensed Consolidated Statements of Operations and Comprehensive Income

(Unaudited in Thousands, except Per Share amounts)

	For the Three Months Ended March 31,
	2026	2025
Revenues
Total portfolio income	$157,606	$138,693
Changes in recoveries	7,057	3,621
Total portfolio revenue	164,663	142,314
Credit card revenue	1,735	1,898
Servicing revenue	10,041	10,731
Total Revenues	176,439	154,943
Provision for credit losses	624	542
Operating Expenses
Salaries and benefits	22,375	14,022
Servicing expenses	65,578	42,791
Depreciation and amortization	872	1,608
Professional fees	2,281	2,165
Other selling, general and administrative	4,524	4,549
Total Operating Expenses	95,630	65,135
Net Operating Income	80,185	89,266

Other Income (Expense)
Interest expense	(30,578)	(24,819)
Foreign exchange and other income (expense)	1,449	2,459
Total other expense	(29,129)	(22,360)
Income Before Income Taxes	51,056	66,906
Provision for income taxes	(13,422)	(2,679)
Net Income	37,634	64,227
Foreign currency translation gain / (loss)	(5,701)	3,884
Comprehensive Income	$31,933	$68,111

Earnings per share
Basic	$0.61	$—
Diluted	0.61	—
Weighted average common shares outstanding
Basic	55,589	—
Diluted	55,592	—

Jefferson Capital, Inc.

Combined and Condensed Consolidated Statements of Cash Flows

(Unaudited, in Thousands)

	For the Three Months Ended March 31,
	2026	2025
Cash flows from operating activities
Net income	$37,634	$64,227
Adjustments to reconcile net income to net cash and cash equivalents provided by operating activities:
Depreciation and amortization	872	1,608
Amortization of debt issuance costs	1,643	1,120
Provision for credit losses	624	542
Stock-based compensation	8,525	350
Deferred income tax	11,309	(18)
Changes in assets and liabilities:
Other assets	2,190	(1,484)
Accounts receivable	(2,968)	(6,557)
Accounts payable and accrued expenses	(20,189)	(8,108)
Net cash provided by operating activities	39,640	51,680
Cash flows from investing activities
Purchases of receivables, net	(149,705)	(175,222)
Purchases of credit card receivables	(5,466)	(6,123)
Collections applied to investments in receivables, net	145,235	118,502
Collections applied to credit card receivables	5,912	6,752
Purchases of property and equipment, net	—	(143)
Net cash used in investing activities	(4,024)	(56,234)
Cash flow from financing activities
Proceeds from notes payable	313,148	174,790
Payments on notes payable	(290,243)	(159,251)
Payment of debt issuance costs	—	(2)
Repurchase of common stock	(58,912)	—
Dividends paid to stockholders	—	(16,000)
Net used in financing activities	(36,007)	(463)
Exchange rate effects on cash balances held in foreign currencies	(1,552)	(2,819)
Net decrease in cash and cash equivalents and restricted cash	(1,943)	(7,836)
Cash and cash equivalents and restricted cash, beginning of period	47,551	38,243
Cash and cash equivalents and restricted cash, end of period	$45,608	$30,407

Jefferson Capital, Inc.

Supplemental Financial Information

Reconciliation of Non-GAAP Metrics

Cash Efficiency Ratio

	Three Months Ended
	March 31,
($in Millions)	2026	2025
Collections	$309.9	$260.9
Credit card revenue	1.7	1.9
Servicing revenue	10.0	10.7
Cash Receipts (A)	$321.7	$273.5

Operating Expenses	$95.6	$65.1
Stock compensation	(8.5)	(0.4)
Merger and acquisition and initial public offering expenses	(0.2)	(0.8)
Adjusted Operating Expenses (B)	$86.9	$63.9

Cash Efficiency Ratio (A-B) / A	73.0%	76.6%

Adjusted Pre-tax Income

	Three Months Ended
	March 31,
($in Millions)	2026	2025
Pre-tax Income	$51.1	$66.9
Foreign exchange and other income (expense)	(1.4)	(2.5)
Stock Compensation	8.5	0.4
Merger and acquisition and initial public offering expenses	0.2	0.8
Adjusted Pre-tax Income	$58.4	$65.7

Jefferson Capital, Inc.

Supplemental Financial Information

Reconciliation of Non-GAAP Metrics (Continued)

Adjusted Net Income and Adjusted EPS

	Three Months Ended		Increase	%
	March 31,		(Decrease)	Change
(in Millions, Except Adjusted EPS amounts)	2026	2025
Net Income	$37.6	$64.2	$(26.6)	(41.4)%
Foreign exchange and other income (expense)	(1.4)	(2.5)	1.0	(41.1)%
Stock compensation	8.5	0.4	8.1	2,025.0%
Merger and acquisition and initial public offering expenses	0.2	0.8	(0.6)	(76.5)%
Adjusted Net Income	$44.9	$62.9	$(18.1)	(28.7)%

Weighted average diluted common shares outstanding (in millions)	55.4
Expected vesting of non-vested restricted stock	6.2
Adjusted weighted average diluted common shares outstanding	61.6

Adjusted EPS	$0.73

Leverage Ratio

	Trailing Twelve Months Ended
	March 31,
($in Millions)	2026	2025
Net cash provided by operating activities	$256.8	$184.5
Changes in prepaid expenses	(7.5)	13.0
Changes in accounts payable and accrued expenses	(46.1)	(26.0)
Provision for credit losses	(2.5)	(3.2)
Foreign exchange and other income (expense)	(6.7)	3.1
Cash interest paid	100.8	80.4
Provision for income taxes	41.2	9.6
Total portfolio revenue	(588.7)	(446.9)
Gross collections	1,047.7	718.2
Stock compensation	(8.3)	3.7
Merger and acquisition and initial public offering expenses	11.3	15.3
Adjusted Cash EBITDA (A)	$798.0	$551.7

	March 31,
	2026		2025
Borrowings, as reported	$1,433.3		$1,212.0
Unamortized issuance costs	20.9		12.3
Unrestricted cash	(26.2)		(27.0)
Net Debt (B)	$1,428.0		$1,197.3

Leverage Ratio (B / A)	1.79	x	2.17	x